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                                                                    EXHIBIT 99.1


                                FOR IMMEDIATE RELEASE


CONTACT:      JOSEPH A. GITTO
              (212) 306-6201
              PRESIDENT AND CHIEF FINANCIAL OFFICER
              IMTECH


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         New York, New York - April 21, 1997 - Information Management
Technologies Corporation ("IMTECH") [NASDAQ:IMTKA (Class A Common Stock)] announced today that Robert Oxenberg, chairman of the Board of the Directors, resigned his position as Chairman of the Board. Mr. Oxenberg will continue to serve as a Consultant to the Company.

         The Board of the Company appointed Matti Kon to act as Chairman of the Board of the Company.